EXHIBIT 32.01
CERTIFICATION BY CHIEF EXECUTIVE OFFICER
     I, Theresa D. Becks, certify that (i) the Form 10Q for the quarter ended March 31, 2008 of Campbell Strategic Allocation Fund, L.P. fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Form 10Q for the quarter ended March 31, 2008 fairly presents, in all material respects, the financial condition and results of operations of Campbell Strategic Allocation Fund, L.P.

CAMPBELL STRATEGIC ALLOCATION FUND, L.P.
By:	Campbell & Company, Inc., general partner

By:	/s/ Theresa D. Becks
Theresa D. Becks
Chief Executive Officer May 15, 2008

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